UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Celldex Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,

Hampton, New Jersey 08827

(Address of principal executive offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	CLDX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2025 at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Celldex Therapeutics, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) (i) increasing the number of shares available for issuance under the 2021 Plan by 2,000,000 shares. The Plan Amendment became effective following its approval by the Company’s stockholders.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2025, at the Annual Meeting, the stockholders voted on the four proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 21, 2025 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

1.    The stockholders elected the following individuals to serve on the Company’s board of directors until the annual meeting of stockholders to be held in 2026. The tabulation of votes with respect to the election of such directors was as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Anthony S. Marucci (Chief Executive Officer)	54,056,360	60,785	164,073	4,031,935
Keith L. Brownlie	53,883,737	250,401	147,080	4,031,935
Cheryl L. Cohen	53,969,213	165,776	146,229	4,031,935
Herbert J. Conrad	53,051,316	1,082,802	147,100	4,031,935
Rita I. Jain, M.D.	53,914,572	207,007	159,639	4,031,935
James J. Marino	53,832,714	301,247	147,257	4,031,935
Garry A. Neil, M.D.	53,900,408	233,807	147,003	4,031,935
Harry H. Penner, Jr.	53,773,546	360,343	147,329	4,031,935
Denice Torres	54,104,937	29,828	146,453	4,031,935

2.    The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain
58,043,825	119,347	149,981

3.    The stockholders approved an amendment to our 2021 Omnibus Equity Incentive Plan, including an increase in the number of the shares reserved for issuance thereunder by 2,000,000 shares to 9,500,000 shares. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
53,158,156	963,067	159,995	4,031,935

4.     The stockholders voted to approve, on an advisory, non-binding basis, the compensation for the Company’s named executive officers as disclosed in the Proxy Statement. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
53,482,418	626,666	172,134	4,031,935

With the election of the above-referenced board members on June 5, 2025, Karen Shoos’s term of service on the Company’s board of directors ended. The board of directors of the Company wishes to express its gratitude to Ms. Shoos for the dedication and guidance she has provided to the Company and its board of directors over the years. Subsequent to the Annual Meeting, the Company’s board of directors convened on June 5, 2025 and elected Harry H. Penner, Jr., as Chair of the Company’s board of directors.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan
99.1	Press Release, dated June 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Dated: June 6, 2025	By:	/s/ Sam Martin
Name: Sam Martin
Title: Senior Vice President and Chief Financial Officer